Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
305-406-1886 fax	Fax: 305-406-1960
marc.lewis@mastec.com	www.mastec.com

For Immediate Release

MasTec Announces Record 2013 Revenue, Net Income, Diluted Earnings per Share and EBITDA

•	Quarterly Revenue up 24% to $1.2 Billion

•	Quarterly Continuing Operations Adjusted Diluted EPS up 13% to $0.53

•	Quarterly Continuing Operations Adjusted EBITDA up 23% to $123 Million

•	Annual Revenue up 16% to $4.3 Billion

•	Annual Continuing Operations Adjusted Diluted EPS up 24% to $1.90

•	Annual Continuing Operations Adjusted EBITDA up 34% to $449 Million

•	Annual Continuing Operations Adjusted EBITDA margin up 140 basis points to 10.4% of revenue

•	Annual Cash Flow from Operations up 16% to $200 Million

•	Year-end backlog at $4.1 Billion, up 23% over last year

Coral Gables, FL (February 27, 2014) — MasTec, Inc. (NYSE: MTZ) today announced record 2013 full year revenue, net income, diluted earnings per share and EBITDA. This is the fourth consecutive year of record financial results.

Revenue for the fourth quarter of 2013 was $1.16 billion compared to $932 million for the fourth quarter of 2012, an increase of 24%, with strong revenue growth across most segments. Oil and Gas segment revenue increased 103%, Electrical Transmission increased 27% and Communications increased 8%, driven by a 40% increase in wireless projects. Net income from continuing operations was $43 million or $0.50 per diluted share in the fourth quarter 2013, compared to $38 million or $0.46 per diluted share in the fourth quarter of 2012.

Fourth quarter 2013 adjusted net income from continuing operations, a non-GAAP measure, increased to $45 million compared to $38 million in 2012, an increase of 17%. Fourth quarter 2013 continuing operations adjusted diluted earnings per share, a non-GAAP measure, was $0.53 compared to $0.47 in 2012, an increase of 13%. Fourth quarter 2013 continuing operations adjusted EBITDA, a non-GAAP measure, was $123 million compared to $100 million in 2012, an increase of 23%.

Adjusted net income from continuing operations, continuing operations adjusted diluted earnings per share and continuing operations adjusted EBITDA, non-GAAP measures, exclude the impact of discontinued operations, charges related to the legacy Sintel litigation, which took place in Spain and dated back to 2001, loss on extinguishment of debt from the 2013 refinancing of our senior notes due 2017, as well as non-cash stock based compensation expense. Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

For the year ended December 31, 2013, revenue was $4.3 billion compared to $3.7 billion for 2012, an increase of 16%, with strong revenue growth across most segments. Oil and Gas segment revenue increased 70%, Electrical Transmission increased 37% and Communications increased 11%, driven by a 38% increase in wireless projects. Net income from continuing operations was $148 million or $1.74 per diluted share for the year ended 2013 compared to $117 million or $1.42 per diluted share for the year ended 2012.

For the year ended 2013, adjusted net income from continuing operations, a non-GAAP measure, was $161 million compared to $125 million for the year ended 2012, an increase of 28%. 2013 continuing operations adjusted diluted earnings per share, a non-GAAP measure, was $1.90 compared to $1.53 per diluted share in 2012, an increase of 24%. 2013 continuing operations adjusted EBITDA, a non-GAAP measure, was $449 million compared to $336 million in 2012, an increase of 34%. 2013 continuing operations EBITDA margin, a non-GAAP measure, was 10.4% compared to 9.0% in 2012, a 140 basis point increase. 18-month backlog as of December 31, 2013, increased 23% to $4.1 billion compared to $3.4 billion as of December 31, 2012.

For the year ended December 31, 2013, net cash provided by operating activities was $200 million compared to $173 million for the prior year, an increase of 16%. During 2013, MasTec increased Liquidity to $585 million. The Company defines Liquidity as unrestricted cash plus availability under the Company’s credit facility.

Jose Mas, MasTec’s Chief Executive Officer, commented, “2013 was another record-breaking year for MasTec in terms of revenue, earnings, EBITDA and with strong margin expansion and cash flow. We continue to see great momentum in the markets we serve and are very excited about the growth opportunities for revenue and margin growth that exist across our wireless, oil and gas pipeline, electrical transmission, fiber deployment and renewable power markets. We expect another record year in 2014 and are bullish about our growth prospects in 2015 and beyond.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “We are pleased with the 16% increase in 2013 cash flow from operations and expect continued improvement in cash flow during 2014. Our capital structure and balance sheet are in excellent financial position to support internal growth and other future growth opportunities in the markets we serve.”

Today, the Company is issuing both first quarter and full year 2014 guidance. The Company currently estimates 2014 revenue of approximately $4.65 to $4.7 billion. 2014 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at $520 to $525 million, with continuing operations adjusted diluted earnings per share at $2.27 to $2.30.

For the first quarter of 2014, the Company expects revenue of approximately $920 million. First quarter 2014 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at $74 million with continuing operations adjusted diluted earnings per share, a non-GAAP measure, estimated at $0.20. The first quarter is normally our seasonally weakest period and the estimated financial results also reflect the impact of severe weather disruptions early this year. Additionally, 2014 guidance reflects the negative impact of foreign exchange rate changes related to our Canadian operations when compared to 2013.

Estimated 2014 non-GAAP measures are calculated on a basis consistent with historical non-GAAP measures. Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

Management will hold a conference call to discuss these results on Friday, February 28, 2014 at 9:00 a.m. Eastern time. The call-in number for the conference call is (913) 312-1483 and the replay number is (719) 457-0820, with a pass code of 1715065. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended December 31, 2013 and 2012:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Years Ended December 31,		For the Three Months Ended December 31,
	2013	2012	2013	2012
Revenue	$4,324,787	$3,726,789	$1,159,130	$932,358
Costs of revenue, excluding depreciation & amortization	3,682,367	3,239,195	987,081	794,139
Depreciation and amortization	140,926	91,958	37,815	26,834
General and administrative expenses	215,402	157,524	55,641	39,332
Interest expense, net	46,442	37,376	11,893	9,492
Loss on extinguishment of debt	5,624	—	—	—
Other (income) expense, net	(6,188)	8,017	(2,906)	27

Income from continuing operations before income taxes	$240,214	$192,719	$69,606	$62,533
Provision for income taxes	(92,542)	(76,080)	(26,720)	(24,851)

Net income from continuing operations	$147,672	$116,639	$42,886	$37,683

Discontinued operations:
Net loss from discontinued operations, including loss on disposal and impairment charges	$(6,546)	$(9,223)	$(1,290)	$(1,343)

Net income	$141,216	$107,416	$41,596	$36,340

Net income (loss) attributable to non-controlling interests	266	(10)	95	(1)

Net income attributable to MasTec, Inc.	$140,950	$107,426	$41,500	$36,340

Earnings per share:
Basic earnings (loss) per share:
Continuing operations	$1.92	$1.49	$0.55	$0.50
Discontinued operations	(0.09)	(0.12)	(0.02)	(0.02)

Total basic earnings per share:	$1.83	$1.37	$0.54	$0.48

Basic weighted average common shares outstanding	76,923	78,275	77,240	76,087

Diluted earnings (loss) per share:
Continuing operations	$1.74	$1.42	$0.50	$0.46
Discontinued operations	(0.08)	(0.11)	(0.02)	(0.02)

Total diluted earnings per share	$1.66	$1.31	$0.49	$0.45

Diluted weighted average common shares outstanding	84,901	82,082	85,395	81,835

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	December 31,
	2013	2012
Assets
Current assets, including discontinued operations	$1,305,983	$1,049,641
Property and equipment, net	488,132	348,858
Goodwill and other intangibles, net	1,064,970	963,649
Long-term assets, including discontinued operations	60,553	54,160

Total assets	$2,919,638	$2,416,308

Liabilities and Equity
Current liabilities, including discontinued operations	$825,546	$714,135
Acquisition-related contingent consideration, net of current portion	112,370	135,712
Long-term debt	765,425	546,323
Long-term deferred tax liabilities, net	154,883	119,388
Other liabilities	40,356	38,875
Equity	1,021,058	861,875

Total liabilities and equity	$2,919,638	$2,416,308

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	December 31,
	2013	2012
Net cash provided by operating activities	$200,402	$172,508
Net cash used in investing activities	(263,211)	(94,316)
Net cash provided by (used in) financing activities	58,993	(71,796)

Net (decrease) in cash and cash equivalents	(3,816)	6,396
Net effect of currency translation on cash	(24)	91
Cash and cash equivalents-beginning of period	26,767	20,280

Cash and cash equivalents-end of period	22,927	26,767

Cash and cash equivalents of discontinued operations	—	385

Cash and cash equivalents of continuing operations	$22,927	$26,382

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
Segment Information	2013	2012	2013	2012

Revenue by Reportable Segment
Communications	$498.1	$461.6	$1,962.6	$1,772.7
Oil and Gas	494.0	243.6	1,628.8	959.0
Electrical Transmission	107.0	84.0	428.8	312.2
Power Generation and Industrial	57.1	140.6	294.3	668.1
Other	3.1	2.6	12.3	16.7
Corporate	—	—	—	—
Eliminations	(0.1)	(0.1)	(2.0)	(1.9)

Consolidated revenue	$1,159.1	$932.4	$4,324.8	$3,726.8

EBITDA by Reportable Segment – Continuing Operations
Communications	$66.1	$52.6	$247.7	$192.0
Oil and Gas	54.1	42.1	215.9	99.4
Electrical Transmission	14.2	7.6	41.2	38.7
Power Generation and Industrial	(1.7)	3.8	(16.3)	32.0
Other	(0.1)	0.2	0.5	2.0
Corporate	(13.4)	(7.5)	(61.4)	(42.0)
Eliminations	—	—	—	—

EBITDA – continuing operations	$119.3	$98.9	$427.6	$322.1

Non-cash stock-based compensation expense	3.3	1.1	12.9	4.4
Loss on debt extinguishment	—	—	5.6	—
Sintel legal settlement	—	—	2.8	9.6

Adjusted EBITDA – continuing operations	$122.6	$99.9	$448.9	$336.1

EBITDA Margin by Reportable Segment – Continuing Operations
Communications	13.3%	11.4%	12.6%	10.8%
Oil and Gas	11.0%	17.3%	13.3%	10.4%
Electrical Transmission	13.3%	9.1%	9.6%	12.4%
Power Generation and Industrial	-3.0%	2.7%	-5.5%	4.8%
Other	-1.8%	8.1%	3.9%	11.7%
Corporate	—	—	—	—
Eliminations	—	—	—	—

EBITDA margin – continuing operations	10.3%	10.6%	9.9%	8.6%

Non-cash stock-based compensation expense	0.3%	0.1%	0.3%	0.1%
Loss on debt extinguishment	—	—	0.1%	—
Sintel legal settlement	—	—	0.1%	0.3%

Adjusted EBITDA – continuing operations	10.6%	10.7%	10.4%	9.0%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Three Months Ended				Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$19.3	$35.5	$49.9	$42.9	$147.7
Interest expense, net	10.0	11.8	12.7	11.9	46.4
Provision for income taxes	12.3	21.8	31.7	26.7	92.5
Depreciation and amortization	31.8	33.6	37.8	37.8	140.9

EBITDA - continuing operations	$73.5	$102.7	$132.1	$119.3	$427.6
Non-cash stock-based compensation expense	2.4	4.3	3.0	3.3	12.9
Loss on debt extinguishment	5.6	—	—	—	5.6
Sintel legal settlement	—	2.8	—	—	2.8

Adjusted EBITDA - continuing operations	$81.4	$109.8	$135.1	$122.6	$448.9

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	2.1%	3.6%	3.9%	3.7%	3.4%
Interest expense, net	1.1%	1.2%	1.0%	1.0%	1.1%
Provision for income taxes	1.3%	2.3%	2.5%	2.3%	2.1%
Depreciation and amortization	3.5%	3.4%	3.0%	3.3%	3.3%

EBITDA margin - continuing operations	8.0%	10.5%	10.4%	10.3%	9.9%
Non-cash stock-based compensation expense	0.3%	0.4%	0.2%	0.3%	0.3%
Loss on debt extinguishment	0.6%	—	—	—	0.1%
Sintel legal settlement	—	0.3%	—	—	0.1%

Adjusted EBITDA margin - continuing operations	8.9%	11.2%	10.6%	10.6%	10.4%

	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$11.7	$31.2	$36.1	$37.7	$116.6
Interest expense, net	9.0	9.5	9.4	9.5	37.4
Provision for income taxes	7.8	19.9	23.5	24.9	76.1
Depreciation and amortization	20.7	21.8	22.6	26.8	92.0

EBITDA - continuing operations	$49.2	$82.4	$91.7	$98.9	$322.1
Non-cash stock-based compensation expense	1.0	1.2	1.2	1.1	4.4
Sintel legal settlement	—	—	9.6	—	9.6

Adjusted EBITDA - continuing operations	$50.2	$83.5	$102.5	$99.9	$336.1

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	1.6%	3.2%	3.4%	4.0%	3.1%
Interest expense, net	1.2%	1.0%	0.9%	1.0%	1.0%
Provision for income taxes	1.1%	2.0%	2.2%	2.7%	2.0%
Depreciation and amortization	2.8%	2.2%	2.1%	2.9%	2.5%

EBITDA margin - continuing operations	6.7%	8.3%	8.6%	10.6%	8.6%
Non-cash stock-based compensation expense	0.1%	0.1%	0.1%	0.1%	0.1%
Sintel legal settlement	—	—	0.9%	—	0.3%

Adjusted EBITDA margin - continuing operations	6.8%	8.4%	9.6%	10.7%	9.0%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Three Months Ended				Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
Adjusted Net Income Reconciliation
Net income from continuing operations	$19.3	$35.5	$49.9	$42.9	$147.7
Non-cash stock-based compensation expense, net of tax	1.4	2.6	1.8	2.0	8.0
Loss on debt extinguishment, net of tax	3.4	—	—	—	3.5
Sintel legal settlement, net of tax	—	1.7	—	—	1.7

Adjusted net income from continuing operations	$24.2	$39.9	$51.8	$44.9	$160.8
Loss from discontinued operations, net of tax	(0.9)	(0.5)	(3.7)	(1.3)	(6.5)

Adjusted net income	$23.2	$39.4	$48.0	$43.6	$154.3

	Three Months Ended				Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.23	$0.42	$0.59	$0.50	$1.74
Non-cash stock-based compensation expense, net of tax	0.02	0.03	0.02	0.02	0.09
Loss on debt extinguishment, net of tax	0.04	—	—	—	0.04
Sintel legal settlement, net of tax	—	0.02	—	—	0.02

Adjusted diluted earnings per share - continuing operations	$0.29	$0.47	$0.61	$0.53	$1.90
Diluted loss per share - discontinued operations	(0.01)	(0.01)	(0.04)	(0.02)	(0.08)

Adjusted diluted earnings per share	$0.28	$0.47	$0.56	$0.51	$1.82

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012
Adjusted Net Income Reconciliation
Net income from continuing operations	$11.7	$31.2	$36.1	$37.7	$116.6
Non-cash stock-based compensation expense, net of tax	0.6	0.7	0.7	0.7	2.7
Sintel legal settlement, net of tax	—	—	5.8	—	5.8

Adjusted net income from continuing operations	$12.3	$31.9	$42.7	$38.3	$125.1
Income (loss) from discontinued operations, net of tax	2.5	(1.1)	(9.3)	(1.3)	(9.2)

Adjusted net income	$14.8	$30.8	$33.4	$37.0	$115.9

	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012
Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.14	$0.38	$0.45	$0.46	$1.42
Non-cash stock-based compensation expense, net of tax	0.01	0.01	0.01	0.01	0.03
Sintel legal settlement, net of tax	—	—	0.07	—	0.07

Adjusted diluted earnings per share - continuing operations	$0.15	$0.39	$0.54	$0.47	$1.53
Diluted earnings (loss) per share - discontinued operations	0.03	(0.01)	(0.12)	(0.02)	(0.11)

Adjusted diluted earnings per share	$0.18	$0.37	$0.42	$0.45	$1.42

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for Three Months Ended March 31,	Three Months Ended March 31,
	2014 Est.	2013
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations

Net income from continuing operations	$15	$19.3
Interest expense, net	12	10.0
Provision for income taxes	9	12.3
Depreciation and amortization	35	31.8

EBITDA - continuing operations	$70	$73.5

Non-cash stock-based compensation expense	4	2.4
Loss on debt extinguishment	—	5.6

Adjusted EBITDA - continuing operations	$74	$81.4

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations

Net income from continuing operations	1.6%	2.1%
Interest expense, net	1.3%	1.1%
Provision for income taxes	1.0%	1.3%
Depreciation and amortization	3.8%	3.5%

EBITDA margin - continuing operations	7.6%	8.0%

Non-cash stock-based compensation expense	0.4%	0.3%
Loss on debt extinguishment	—	0.6%

Adjusted EBITDA margin - continuing operations	8.1%	8.9%

	Guidance for Three Months Ended March 31,	Three Months Ended March 31,
	2014 Est.	2013
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliations

Adjusted Net Income from Continuing Operations Reconciliation
Net income from continuing operations	$15	$19.3

Non-cash stock-based compensation expense, net of tax	2	1.4
Loss on debt extinguishment, net of tax	—	3.4

Adjusted net income from continuing operations	$17	$24.2

	Guidance for Three Months Ended March 31,	Three Months Ended March 31,
	2014 Est.	2013
Adjusted Diluted EPS Reconciliation – Continuing Operations
Diluted earnings per share – continuing operations	$0.17	$0.23

Non-cash stock-based compensation expense, net of tax	0.03	0.02
Loss on debt extinguishment, net of tax	—	0.04

Adjusted diluted earnings per share – continuing operations	$0.20	$0.29

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for Years Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2014 Est.	2013	2012
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations

Net income from continuing operations	$187-190	$147.7	$116.6
Interest expense, net	46	46.4	37.4
Provision for income taxes	114-116	92.5	76.1
Depreciation and amortization	156	140.9	92.0

EBITDA - continuing operations	$504-509	$427.6	$322.1

Non-cash stock-based compensation expense	16	12.9	4.4
Loss on debt extinguishment	—	5.6	—
Sintel legal settlement	—	2.8	9.6

Adjusted EBITDA - continuing operations	$520-525	$448.9	$336.1

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations

Net income from continuing operations	4.0%	3.4%	3.1%
Interest expense, net	1.0%	1.1%	1.0%
Provision for income taxes	2.5%	2.1%	2.0%
Depreciation and amortization	3.3%	3.3%	2.5%

EBITDA margin - continuing operations	10.8%	9.9%	8.6%

Non-cash stock-based compensation expense	0.4%	0.3%	0.1%
Loss on debt extinguishment	—	0.1%	—
Sintel legal settlement	—	0.1%	0.3%

Adjusted EBITDA margin - continuing operations	11.2%	10.4%	9.0%

	Guidance for Years Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2014 Est.	2013	2012
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliations

Adjusted Net Income from Continuing Operations Reconciliation
Net income from continuing operations	$187-190	$147.7	$116.6
Non-cash stock-based compensation expense, net of tax	10	8.0	2.7
Loss on debt extinguishment, net of tax	—	3.5	—
Sintel legal settlement, net of tax	—	1.7	5.8

Adjusted net income from continuing operations	$197-200	$160.8	$125.1

	Guidance for Years Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2014 Est.	2013	2012
Adjusted Diluted EPS Reconciliation – Continuing Operations

Diluted earnings per share – continuing operations	$2.15-2.18	$1.74	$1.42
Non-cash stock-based compensation expense, net of tax	0.12	0.09	0.03
Loss on debt extinguishment, net of tax	—	0.04	—
Sintel legal settlement, net of tax	—	0.02	0.07

Adjusted diluted earnings per share - continuing operations	$2.27-2.30	$1.90	$1.53

Tables may contain differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of energy, utility and communications infrastructure, such as: electrical utility transmission and distribution; natural gas and petroleum pipeline infrastructure; wireless, wireline and satellite communications; power generation, including renewable energy infrastructure; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein. Jose Mas, CEO of MasTec, has led the Company since April of 2007.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including the effect of economic downturns on demand for our services, reduced capital expenditures by our customers, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; the activity in the oil and gas and electricity industry and the expenditure levels impacted by the trends in electricity, oil, natural gas and other energy source prices; the highly competitive nature of our industry; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects; our ability to manage projects effectively and in accordance with our estimates; the timing and extent of fluctuations in geographic, weather, and operational factors affecting our customers, projects and the industries in which we operate; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; customer disputes related to our performance of services; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; our ability to replace non-recurring projects with new projects; our dependence on a limited number of customers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; risks related to acquisitions and joint ventures; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected; any exposure resulting from system or information technology interruptions or data security breaches; the impact of U.S. federal, local or state tax legislation and other regulations affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements; increases in fuel, maintenance, materials, labor and other costs; the impact of being required to pay our subcontractors even if our customers do not pay; fluctuations in foreign currencies; risks associated with operating in international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; risks associated with potential environmental issues and other hazards from our operations; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; restrictions imposed by our credit facility, senior notes, convertible notes and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of conversions of convertible notes or other stock issuances; our ability to settle conversions of our convertible notes in cash due to contractual restrictions, including those contained in our credit facility, and the availability of cash; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.